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                                                                    EXHIBIT 10.6
                              TAX SHARING AGREEMENT

                                  BY AND AMONG

                                   AT&T CORP.,

                            LUCENT TECHNOLOGIES INC.

                                       AND

                                 NCR CORPORATION


                                   DATED AS OF
                                FEBRUARY 1, 1996


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS


   1.1   ADJUSTMENT...................................................  1
   1.2.  AGREEMENT....................................................  1
   1.3.  AT&T TAX ADJUSTMENT..........................................  2
   1.4.  AT&T TAX BENEFIT.............................................  2
   1.5.  CONSOLIDATION................................................  2
   1.6.  CONSOLIDATED RETURN..........................................  2
   1.7.  CONTROLLING PARTY............................................  2
   1.8.  CORRELATIVE ADJUSTMENT.......................................  2
   1.9.  DISPUTED ADJUSTMENT..........................................  3
   1.10. FINAL DETERMINATION..........................................  3
   1.11. INDEPENDENT THIRD PARTY......................................  3
   1.12. INDEMNIFIED PARTY............................................  4
   1.13. INDEMNIFYING PARTY...........................................  4
   1.14. INITIAL DETERMINATION........................................  4
   1.15. INTERESTED PARTY.............................................  4
   1.16. INTERESTED PARTY NOTICE......................................  4
   1.17. NCR TAX ADJUSTMENT...........................................  4
   1.18. NCR TAX BENEFIT..............................................  4
   1.19. LUCENT TAX ADJUSTMENT........................................  5
   1.20. LUCENT TAX BENEFIT...........................................  5
   1.21. NON-LINE OF BUSINESS ADJUSTMENT..............................  5
   1.22. RESTRUCTURING ADJUSTMENT.....................................  5
   1.23. RETURN.......................................................  5
   1.24. SEPARATE RETURN..............................................  6
   1.25. SEPARATION AGREEMENT.........................................  6
   1.26. SIGNIFICANT OBLIGATION.......................................  6
   1.27. TAX..........................................................  6
   1.28. TAX ADJUSTMENTS..............................................  6
   1.29. TAX BENEFITS.................................................  6
   1.30. TAX CONTEST..................................................  6
   1.31. TAXING AUTHORITY.............................................  7
   1.32. ULTIMATE DETERMINATION.......................................  7


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
 ARTICLE II  TAX ADJUSTMENTS/BENEFITS

            2.1. IN GENERAL....................................................  7
            2.2. TAX ADJUSTMENTS AND BENEFITS..................................  8
            2.3. RESTRUCTURING ADJUSTMENTS.....................................  9
            2.4. NON-LINE OF BUSINESS ADJUSTMENTS.............................  11

ARTICLE III TAX CONTESTS

            3.1. NOTIFICATION OF TAX CONTESTS.................................  14
            3.2. TAX CONTEST SETTLEMENT RIGHTS................................  14
            3.3. TAX CONTEST PARTICIPATION....................................  15
            3.4. TAX CONTEST WAIVER...........................................  16
            3.5. TAX CONTEST DISPUTE RESOLUTION...............................  17

 ARTICLE IV  PROCEDURE AND PAYMENT

            4.1. PROCEDURE....................................................  20
            4.2. PAYMENT......................................................  21
            4.3. INTEREST.....................................................  21

  ARTICLE V  OTHER TAX MATTERS

            5.1. TAX POLICIES AND PROCEDURES DURING CONSOLIDATION ............  22
            5.2. COOPERATION..................................................  23
            5.3. FILING OF RETURNS............................................  23

 ARTICLE VI  MISCELLANEOUS

            6.1. GOVERNING LAW................................................  24
            6.2. AFFILIATES...................................................  24
            6.3. INCORPORATION OF SEPARATION AGREEMENT PROVISIONS ............  24
            6.4. NOTICES......................................................  24
            6.5. CONFLICTING OR INCONSISTENT PROVISIONS.......................  25
            6.6. DURATION.....................................................  25
            6.7. AMENDMENT....................................................  25
            6.8. TAX ALLOCATION AGREEMENTS....................................  26


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                              TAX SHARING AGREEMENT

                  THIS TAX SHARING AGREEMENT, dated as of February 1, 1996, is by and among AT&T, Lucent and NCR. Capitalized terms used herein shall have the respective meanings assigned to them in the Separation Agreement unless otherwise defined in Article I hereof.

                  WHEREAS, AT&T, Lucent and NCR have executed the Separation Agreement pursuant to which AT&T's existing businesses will be separated into three independent businesses; and

                  WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding future Adjustments with respect to Taxes, Tax Contests and other related Tax matters.

                  NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  1.1. ADJUSTMENT means the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates.

                  1.2. AGREEMENT means this Tax Sharing Agreement, including any schedules, exhibits and appendices attached hereto.

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                  1.3. AT&T TAX ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the AT&T Services Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any AT&T Tax Adjustment.

                  1.4. AT&T TAX BENEFIT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the AT&T Services Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any AT&T Tax Benefit.

                  1.5. CONSOLIDATION means, as appropriate, any Taxable period or any portion of a Taxable period during which (a) one or more members of the Lucent Group are members of an AT&T Consolidated Return; or (b) one or more members of the NCR Group are members of an AT&T Consolidated Return.

                  1.6. CONSOLIDATED RETURN means, as appropriate, (a) for any Taxable period or any portion of a Taxable period ending or deemed to end on or prior to the Distribution Date, any consolidated or combined Return that includes one or more members of the AT&T Group and/or one or more members of the Lucent Group; and (b) for any Taxable period, or any portion of a Taxable period, beginning or deemed to begin after the Distribution Date and ending or deemed to end on or prior to the date of the NCR Distribution, any consolidated or combined Return that includes one or more members of the AT&T Services Group and/or one or more members of the NCR Group.

                  1.7. CONTROLLING PARTY means AT&T or any other member of the AT&T Services Group, Lucent or any other member of the Lucent Group or NCR or any other member of the NCR Group, as the case may be, that filed or, if no such Return has been filed, was required to file, a Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing; provided, however, that in the case of any Consolidated Return, the Person that actually filed such Consolidated Return (or any successor and/or assign of such Person) will be the Controlling Party.

                  1.8. CORRELATIVE ADJUSTMENT means, in the case of an Adjustment comprising either a Restructuring Adjustment or Non-Line of Business Adjustment, the net present value of any future increases or decreases in a Tax that would be realized,

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using the assumptions set forth in the next sentence, by either AT&T or any other member of the AT&T Services Group, Lucent or any other member of the Lucent Group or NCR or any other member of the NCR Group, as the case may be, in one or more Taxable periods (or any portion of a Taxable period) but only if such increases or decreases (a) will take effect or begin to take effect in the Taxable period or portion of a Taxable period immediately following the Taxable period or portion of a Taxable period in which the Restructuring Adjustment or Non-Line of Business Adjustment to such Tax was made; and (b) are a direct result of such an Adjustment to that Tax in the immediately preceding Taxable period or portion of such Taxable period. For purposes of determining the net present value of any such future increases or decreases in a Tax, the following assumptions will be used: (i) a discount rate equal to the sum of the Prime Rate as of the date of the Final Determination relating to such Restructuring Adjustment or Non-Line of Business Adjustment plus 3.5%; (ii) in the case of any income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period, or portion of the Taxable period, in which the Restructuring Adjustment or Non-Line of Business Adjustment was made; (iii) the depreciation, amortization or credit rate or lives, if applicable, in effect for the Taxable period, or portion of the Taxable period, in which the Restructuring Adjustment or Non- Line of Business Adjustment was made; and (iv) such determination shall be made without regard to whether any actual increases or decreases in such Tax will in fact be realized with respect to the future Returns to which such Correlative Adjustment relates.

                  1.9. DISPUTED ADJUSTMENT has the meaning set forth in Section 3.4(b) hereof.

                  1.10. FINAL DETERMINATION means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (b) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local, municipal or other Taxing statute;
(c) a final disposition by any Taxing Authority of a claim for refund; or (d) any other written agreement relating to an Adjustment between any Taxing Authority and any Controlling Party the execution of which is final and prohibits such Taxing Authority or the Controlling Party from seeking any further legal or administrative remedies with respect to such Adjustment.

                  1.11. INDEPENDENT THIRD PARTY means a nationally recognized law firm or any of the following accounting firms or their successors: Arthur Andersen & Co.; Ernst & Young; KPMG Peat Marwick & Main; Deloitte & Touche; Coopers & Lybrand; and Price Waterhouse & Co.

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                  1.12. INDEMNIFIED PARTY has the meaning set forth in Section
4.1 hereof.

                  1.13. INDEMNIFYING PARTY has the meaning set forth in Section
4.1 hereof.

                  1.14. INITIAL DETERMINATION has the meaning set forth in
Section 3.5(b)(i) hereof.

                  1.15. INTERESTED PARTY means AT&T or any other member of the AT&T Services Group, Lucent or any other member of the Lucent Group or NCR or any other member of the NCR Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the Controlling Party with respect to a Tax Contest; and (b) such Person (i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; provided, however, that in no event shall a member of either the AT&T Services Group, the Lucent Group or the NCR Group, as the case may be, be an Interested Party in a Tax Contest in which another member of its Group is the Controlling Party with respect to the Tax Contest.

                  1.16. INTERESTED PARTY NOTICE has the meaning set forth in
Section 3.4(b) hereof.

                  1.17. NCR TAX ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the NCR Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any NCR Tax Adjustment.

                  1.18. NCR TAX BENEFIT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to the NCR Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any NCR Tax Benefit.

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                  1.19. LUCENT TAX ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to either the Lucent Assets or the Lucent Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Lucent Tax Adjustment.

                  1.20. LUCENT TAX BENEFIT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are clearly attributable to either the Lucent Assets or the Lucent Business; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Lucent Tax Benefit.

                  1.21. NON-LINE OF BUSINESS ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period other than (a) any Restructuring Adjustments and any Correlative Adjustment attributable to such Restructuring Adjustments; (b) any Tax Adjustments; and (c) any Tax Benefits.

                  1.22. RESTRUCTURING ADJUSTMENT means, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of, any transactions undertaken to effectuate the separation of AT&T's existing businesses into three independent businesses as contemplated under the Separation Agreement including, but not limited to, any transactions undertaken pursuant to or relating to the Separation, the IPO, the Distribution, the Non-U.S. Plan, the merger of RMC with and into AT&T and the NCR Distribution.

                  1.23. RETURN means any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing

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
Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  1.24. SEPARATE RETURN means any Return other than a Consolidated Return.

                  1.25. SEPARATION AGREEMENT means the Separation and Distribution Agreement, dated the date hereof, by and among AT&T Corp., Lucent Technologies Inc. and NCR Corporation.

                  1.26. SIGNIFICANT OBLIGATION means, in the case of an Interested Party, and with respect to any Adjustment comprising either a Restructuring Adjustment or Non- Line of Business Adjustment, either (a) a Shared Percentage that is greater than or equal to 30%; or (b) an obligation to make or right to receive any indemnity payment, reimbursement or other payment with respect to any such Adjustment (including the effect of a Correlative Adjustment relating thereto) pursuant to the terms of this Agreement that (i) in the case of any federal income Tax is greater than $5 million, and (ii) in the case of any other Tax is greater than $1 million.

                  1.27. TAX (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

                  1.28. TAX ADJUSTMENTS means any AT&T Tax Adjustment, any NCR Tax Adjustment or any Lucent Tax Adjustment, as the case may be.

                  1.29. TAX BENEFITS means any AT&T Tax Benefit, any NCR Tax Benefit or any Lucent Tax Benefit, as the case may be.

                  1.30. TAX CONTEST means, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment to Taxes may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement or other payment may be sought under this Agreement.

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                  1.31. TAXING AUTHORITY means any Governmental Authority or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

                  1.32. ULTIMATE DETERMINATION has the meaning set forth in
Section 3.5(b)(iii) hereof.

                                   ARTICLE II
                            TAX ADJUSTMENTS/BENEFITS

                  2.1 IN GENERAL. (a) In determining Lucent's liability and/or obligation to make, or Lucent's right to receive, any indemnity payment, reimbursement or other payment in respect of any Tax under this Agreement, any Taxable period or portion of a Taxable period that includes the Distribution Date shall be deemed to include and end on such Distribution Date and Lucent shall have no liability and/or obligation to make, or right to receive, any indemnity payment, reimbursement or other payment in respect of any Tax under this Agreement with respect to any Taxable period or portion of a Taxable period that begins or is deemed to begin after the Distribution Date.

                  (b) In determining NCR's liability and/or obligation to make, or NCR's right to receive, any indemnity payment, reimbursement or other payment in respect of any Tax under this Agreement, any Taxable period or portion of a Taxable period that includes the date of the NCR Distribution shall be deemed to include and end on such date and NCR shall have no liability and/or obligation to make, or right to receive, any indemnity payment, reimbursement or other payment under this Agreement in respect of any Tax with respect to any Taxable period or portion of a Taxable period that begins or is deemed to begin after the date of the NCR Distribution.

                  (c) Any Adjustment relating to or arising out of the employment of employees or former employees the Liabilities with respect to which are assumed by Lucent pursuant to Section 2.1(a) of the Employee Benefits Agreement shall be deemed to be Adjustments that are clearly attributable to the Lucent Business and shall be deemed to comprise a Lucent Tax Adjustment or Lucent Tax Benefit, as the case may be. All other Adjustments relating to or arising out of the employment of employees or former employees shall be deemed to be Adjustments that are clearly attributable to the AT&T Services Business and shall be deemed to comprise an AT&T Tax Adjustment or AT&T Tax Benefit, as the case may be, except to the extent that such Adjustments arise out of or relate to the employment of such individuals by NCR, in which case they shall

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
be deemed to be Adjustments that are clearly attributable to the NCR Business and shall be deemed to comprise a NCR Tax Adjustment or NCR Tax Benefit, as the case may be.

                  2.2. TAX ADJUSTMENTS AND BENEFITS. (a) Lucent shall be liable for, and shall indemnify and hold harmless, subject to Section 3.4 and Section
3.5 hereof, any member of the AT&T Services Group and/or the NCR Group, as appropriate, against any and all Lucent Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. Lucent shall be entitled to receive, and shall be paid, subject to Section 3.4 and Section 3.5 hereof,
(i) by AT&T, the amount of any Lucent Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the AT&T Services Group; and/or (ii) by NCR, the amount of any Lucent Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the NCR Group.

                  (b) AT&T shall be liable for, and shall indemnify and hold harmless, as appropriate, and subject to Section 3.4 and Section 3.5 hereof, (i) any member of the Lucent Group against any and all AT&T Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; and/or (ii) any member of the NCR Group against any and all AT&T Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. AT&T shall be entitled to receive, and shall be paid, subject to Section 3.4 and Section 3.5 hereof, (i) by Lucent, the amount of any AT&T Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group; and/or (ii) by NCR, the amount of any AT&T Tax Benefits for any Taxable period or any portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution with respect to any Return of any member of the NCR Group.

                  (c) NCR shall be liable for, and shall indemnify and hold harmless, as appropriate, and subject to Section 3.4 and Section 3.5 hereof, (i) any member of the AT&T Services Group against any and all NCR Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution; and (ii) any member of the Lucent Group against any and all NCR Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. NCR

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shall be entitled to receive, and shall be paid, subject to Section 3.4 and
Section 3.5 hereof, (i) by AT&T, the amount of any NCR Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on the date of the NCR Distribution with respect to any Return of any member of the AT&T Services Group; and/or (ii) by Lucent, the amount of any NCR Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on the Distribution Date with respect to any Return of any member of the Lucent Group.

                  2.3. RESTRUCTURING ADJUSTMENTS. (a) Lucent shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the AT&T Services Group and/or the NCR Group against Lucent's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. Lucent shall be entitled to receive, and shall be paid (i) by AT&T, Lucent's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the AT&T Services Group; and/or (ii) by NCR, Lucent's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the NCR Group.

                  (b) AT&T shall be liable for, and shall indemnify and hold harmless, as appropriate, (i) any member of the Lucent Group against AT&T's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; and
(ii) any member of the NCR Group against AT&T's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. AT&T shall be entitled to receive, and shall be paid (i) by Lucent, AT&T's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group; and/or (ii) by NCR, AT&T's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or

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
deemed to end on or before the date of the NCR Distribution with respect to any Return of any member of the NCR Group.

                  (c) NCR shall be liable for, and shall indemnify and hold harmless, as appropriate, (i) any member of the Lucent Group against NCR's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; and
(ii) any member of the AT&T Services Group against NCR's share, as determined in
Section 2.3(d) below, of any Restructuring Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. NCR shall be entitled to receive, and shall be paid (i) by Lucent, NCR's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group; and/or (ii) by AT&T, NCR's share, as determined in Section 2.3(d) below, of any Restructuring Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution with respect to any Return of any member of the AT&T Services Group.

                  (d) AT&T, Lucent and NCR shall share the amount of any Restructuring Adjustment if, and to the extent, each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Restructuring Adjustment under this Agreement, in proportion to the Shared AT&T Percentage, the Shared Lucent Percentage and the Shared NCR Percentage, respectively; provided, however, that in the event that there is any Correlative Adjustment with respect to any such Restructuring Adjustment, then AT&T, Lucent and NCR shall share such Restructuring Adjustment in the following manner in order to ensure that the party or parties that will bear the burden or inure to the benefit of the Correlative Adjustment in the future will share the Restructuring Adjustment in proportion to each of their respective Shared Percentages after giving effect to such Correlative Adjustment:

                  (i) first, the amount of any such Restructuring Adjustment shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Restructuring Adjustment" for purposes of this Section 2.3(d);

                  (ii) second, the Net Restructuring Adjustment shall be allocated among AT&T, Lucent and NCR in proportion to the Shared AT&T Percentage, the Shared Lucent Percentage and the Shared NCR Percentage, respectively, to the extent each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Restructuring Adjustment under this Agreement; and

                  (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Restructuring Adjustment as allocated pursuant to paragraph (ii) of this Section 2.3(d) will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party in order to arrive at such party's share of the Restructuring Adjustment.

Notwithstanding any other provision of this Agreement or the Separation Agreement to the contrary, in the case of any Adjustment comprising a Restructuring Adjustment that relates to the Distribution and arises as a result of the acquisition of all or a portion of the Lucent stock and/or its assets by any means whatsoever by any Person other than an Affiliate of Lucent following such Distribution, then the Shared Lucent Percentage with respect to such Adjustment shall be 100% and each of the Shared AT&T Percentage and the Shared NCR Percentage shall be 0%.

                  (e) Following the determination of a party's share of a Restructuring Adjustment pursuant to Section 2.3(d) above, and subject to
Section 3.4 and 3.5 hereof, the Controlling Party that controls the Tax Contest to which such Restructuring Adjustment relates shall (i) be entitled to reimbursement from AT&T, Lucent and/or NCR, as the case may be, for each of their respective shares, if any, of any Restructuring Adjustment the amount of which increases a Tax; and (ii) reimburse AT&T, Lucent or NCR, as the case may be, for each of their respective shares, if any, of any Restructuring Adjustment the amount of which decreases a Tax.

                  2.4. NON-LINE OF BUSINESS ADJUSTMENTS. (a) Lucent shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the AT&T Services Group and/or the NCR Group against Lucent's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. Lucent shall be entitled to receive, and shall be paid
(i) by AT&T, Lucent's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the

AT&T Services Group; and/or (ii) by NCR, Lucent's share, as determined in
Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the NCR Group.

                  (b) AT&T shall be liable for, and shall indemnify and hold harmless, as appropriate, (i) any member of the Lucent Group against AT&T's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; and (ii) any member of the NCR Group against AT&T's share, as determined in
Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. AT&T shall be entitled to receive, and shall be paid (i) by Lucent, AT&T's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group; and/or (ii) by NCR, AT&T's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution with respect to any Return of any member of the NCR Group.

                  (c) NCR shall be liable for, and shall indemnify and hold harmless, as appropriate, (i) any member of the Lucent Group against NCR's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date; and (ii) any member of the AT&T Services Group against NCR's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which increases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution, in each case with respect to any Return of any member of the Lucent Group, the AT&T Services Group or the NCR Group. NCR shall be entitled to receive, and shall be paid (i) by Lucent, NCR's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of any member of the Lucent Group; and/or (ii) by AT&T, NCR's share, as determined in Section 2.4(d) below, of any Non-Line of Business Adjustment the amount of which decreases a Tax for any Taxable period or portion of a Taxable period ending or deemed to end on or before the date of the NCR Distribution with respect to any Return of any member of the AT&T Services Group.

                  (d) AT&T, Lucent and NCR shall share the amount of any Non-Line of Business Adjustment if, and to the extent, each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement, in proportion to the Shared AT&T Percentage, the Shared Lucent Percentage and the Shared NCR Percentage, respectively; provided, however, that in the event that there is any Correlative Adjustment with respect to any such Non-Line of Business Adjustment, then AT&T, Lucent and NCR shall share such Non-Line of Business Adjustment in the following manner in order to ensure that the party or parties that will bear the burden or inure to the benefit of the Correlative Adjustment in the future will share the Non-Line of Business Adjustment in proportion to each of their respective Shared Percentages after giving effect to such Correlative
Adjustment:

                  (i) first, the amount of any such Non-Line of Business Adjustment shall be increased or decreased, as appropriate, by the amount of the Correlative Adjustment, the net amount resulting from such increase or decrease being hereinafter referred to as the "Net Non-Line of Business Adjustment" for purposes of this Section 2.4(d);

                  (ii) second, the Net Non-Line of Business Adjustment shall be allocated among AT&T, Lucent and NCR in proportion to the Shared AT&T Percentage, the Shared Lucent Percentage and the Shared NCR Percentage, respectively, to the extent each such party is liable for and/or has an obligation to make, or has the right to receive, as the case may be, any indemnity payment, reimbursement or other payment with respect to such Non-Line of Business Adjustment under this Agreement; and

                  (iii) finally, with respect to a party to which a Correlative Adjustment is attributable, that party's share of the Net Non-Line of Business Adjustment as allocated pursuant to paragraph (ii) of this Section 2.4(d) will be increased or decreased, as appropriate, by the amount, if any, of the Correlative Adjustment that is attributable to such party in order to arrive at such party's share of the Non-Line of Business Adjustment.

                  (e) Following the determination of a party's share of a Non-Line of Business Adjustment pursuant to Section 2.4(d) above, and subject to
Section 3.4 and 3.5 hereof, the Controlling Party that controls the Tax Contest to which such Non-Line of Business Adjustment relates shall (i) be entitled to reimbursement from AT&T, Lucent and/or NCR, as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which increases a Tax; and
(ii) reimburse AT&T, Lucent or NCR, as the case may be, for each of their respective shares, if any, of any Non-Line of Business Adjustment the amount of which decreases a Tax.

                                   ARTICLE III
                                  TAX CONTESTS

                  3.1. NOTIFICATION OF TAX CONTESTS. The Controlling Party shall promptly notify all Interested Parties of (a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; and (b) as required and specified in Section 3.4 hereof, any Final Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

                  3.2. TAX CONTEST SETTLEMENT RIGHTS. The Controlling Party shall have the sole right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest without obtaining the prior consent of any Interested Party; provided, however, that, unless waived by the parties in writing, the Controlling Party shall, in connection with any proposed or assessed Adjustment in a Tax Contest for which an Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement (a) keep all such Interested Parties informed in a timely manner of all actions taken or proposed to be taken by the Controlling Party; and (b) provide all such Interested Parties with copies of any correspondence or filings submitted to any Taxing Authority or judicial authority, in each case in connection with any contest, litigation, compromise or settlement relating to any such Adjustment in a Tax Contest. The failure of a Controlling Party to take any action as specified in the preceding sentence with respect to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party. The Controlling Party may, in its sole discretion, take into account any suggestions made by an Interested Party with respect to any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs of any Tax Contest are to be borne by the Controlling Party; provided, however, that (x) any costs related to an Interested Party's attendance at any meeting with a Taxing Authority or hearing or proceeding before any judicial authority pursuant to
Section 3.3 hereof, and (y) the costs of any legal or other representatives retained by an Interested Party in connection with any Tax Contest that is subject to the provisions of this Agreement, shall be borne by such Interested Party.

                  3.3. TAX CONTEST PARTICIPATION. (a) Unless waived by the parties in writing, the Controlling Party shall provide an Interested Party with written notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Taxing Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment comprising any Tax Adjustment or Tax Benefit that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement. In addition, unless waived by the parties in writing, the Controlling Party shall provide each such Interested Party with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Taxing Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within in a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 3.3(a) to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

                  (b) Unless waived by the parties in writing, the Controlling Party shall provide an Interested Party with written notice reasonably in advance of, and such Interested Party shall have the right to attend, any formally scheduled meetings with Taxing Authorities or hearings or proceedings before any judicial authorities in connection with any contest, litigation, compromise or settlement of any proposed or assessed Adjustment comprising any Restructuring Adjustment or Non-Line of Business Adjustment that is the subject of any Tax Contest pursuant to which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement, but only if the Interested Party bears, or in the good faith judgment of the Controlling Party, may bear, a Significant Obligation with respect to such Adjustment; provided, however, that the Controlling Party may, in its sole discretion, permit an Interested Party that does not bear, or potentially bear, such a Significant Obligation with respect to such an Adjustment comprising a Restructuring Adjustment or Non-Line of Business Adjustment to attend any such meetings, hearings or proceedings that relate to such Adjustment. In addition, unless waived by the parties in writing, the Controlling Party shall provide each such Interested Party with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Adjustments for such Interested Party's review and comment. The Controlling Party shall provide such draft copies reasonably in advance of the date that they are to be submitted to the Taxing Authority or judicial authority and the Interested Party shall provide its comments, if any, with respect thereto within in a reasonable time before such submission. The failure of a Controlling Party to provide any notice, correspondence or filing as specified in this Section 3.3(b) to an Interested Party shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Interested Party was prejudiced by such failure, and in no event shall such failure relieve the Interested Party from any other liability or obligation which it may have to such Controlling Party.

                  3.4. TAX CONTEST WAIVER. (a) The Controlling Party shall promptly provide written notice, sent postage prepaid by United States mail, certified mail, return receipt requested, to all Interested Parties in a Tax Contest (i) that a Final Determination has been made with respect to such Tax Contest; and (ii) enumerating the amount of the Interested Party's share of each Adjustment reflected in such Final Determination of the Tax Contest for which such Interested Party may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement.

                  (b) Within ninety (90) days after an Interested Party receives the notice described in Section 3.4(a) hereof from the Controlling Party, such Interested Party shall execute a written statement giving notice to the Controlling Party (i) that the Interested Party agrees with each Adjustment (and its share thereof) enumerated in the notice described in Section 3.4(a) hereof except with respect to those Adjustments (and/or its shares thereof) that, in the good faith judgment of the Interested Party, it disagrees with and has specifically enumerated its disagreement with, including the amount of such disagreement, in the statement (each such disagreed Adjustment (and/or share thereof) hereinafter referred to as a "Disputed Adjustment"); and (ii) that the Interested Party thereby waives it right to a determination by an Independent Third Party pursuant to the provisions of Section 3.5 hereof with respect to all Adjustments to which it agrees with its share (this statement hereinafter referred to as the "Interested Party Notice"). The failure of an Interested Party to provide the Interested Party Notice to the Controlling Party within the ninety (90) day period specified in the preceding sentence shall be deemed to indicate that such Interested Party agrees with its share of all Adjustments enumerated in the notice described in Section 3.4(a) hereof and that such Interested Party waives it right to a determination by an Independent Third Party with respect to all such Adjustments (and its shares thereof) pursuant to
Section 3.5 hereof.

                  (c) During the ninety (90) day period immediately following the Controlling Party's receipt of the Interested Party Notice described in
Section 3.4(b) above, the Controlling Party and the Interested Party shall in good faith confer with each other to resolve any disagreement over each Disputed Adjustment that was specifically enumerated in such Interested Party Notice. At the end of the ninety (90) day period specified in the preceding sentence, unless otherwise extended in writing by the mutual consent of the parties, the Interested Party shall be deemed to agree with all Disputed Adjustments that were specifically enumerated in the Interested Party Notice and waive its right to a determination by an Independent Third Party pursuant to Section 3.5 hereof with respect to all such Disputed Adjustments unless, and to the extent, that at any time during such ninety (90) day (or extended) period, either the Controlling Party or the Interested Party has given the other party written notice that it is seeking a determination by an Independent Third Party pursuant to Section 3.5 hereof regarding the propriety of any such Disputed Adjustment.

                  (d) Notwithstanding anything in this Agreement to the contrary, an Interested Party that does not have a Significant Obligation with respect to an Adjustment comprising either a Restructuring Adjustment or Non-Line of Business Adjustment has no right to a determination by an Independent Third Party under section 3.5 hereof with respect to any such Adjustment comprising a Restructuring Adjustment or Non-Line of Business Adjustment.

                  3.5. TAX CONTEST DISPUTE RESOLUTION. (a) In the event that either a Controlling Party or an Interested Party has given the other party written notice as required in Section 3.4(c) hereof that it is seeking a determination by an Independent Third Party pursuant to this Section 3.5 with respect to any Disputed Adjustment that was enumerated in an Interested Party Notice, then the parties shall, within ten (10) days after a party has received such notice, jointly select an Independent Third Party to make such determination. In the event that the parties cannot jointly agree on an Independent Third Party to make such determination within such ten (10) day period, then the Controlling Party and the Interested Party shall each immediately select an Independent Third Party and the Independent Third Parties so selected by the parties shall jointly select, within ten (10) days of their selection, another Independent Third Party to make such determination.

                  (b) In making its determination as to the propriety of any Disputed Adjustment, the Independent Third Party selected pursuant to Section 3.5(a) above shall assume that the Interested Party is not required or entitled under applicable law to be a member of any Consolidated Return. In addition, the Independent Third Party shall make its determination according to the following procedure:

                  (i) The Independent Third Party shall first analyze each Disputed Adjustment for which a determination is sought pursuant to this Section
3.5 on a stand alone basis to determine whether the actual outcome reached with respect to such Disputed Adjustment as reflected in the Final Determination of the Tax Contest was fair and appropriate taking into account the following exclusive criteria: (A) the facts relating to such Adjustment; (B) the applicable law, if any, with respect to such Adjustment; (C) the position of the applicable Taxing Authority with respect to compromise, settlement or litigation of such Adjustment; (D) the strength of the factual and legal arguments made by the Controlling Party in reaching the outcome with respect to such Adjustment as reflected in the Final Determination of the Tax Contest; and (E) the strength of the factual and legal arguments being made by the Interested Party for the alternative outcome being asserted by such Interested Party (including the availability of facts, information and documentation to support such alternative outcome). Based on this analysis, the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Initial Determination") with respect to each such Disputed Adjustment.

                  (ii) The Interested Party shall not be entitled to modification of its share of a Disputed Adjustment under this Section 3.5 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Initial Determination with respect to such Disputed Adjustment is 80% or more than the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Initial Determination with respect to such Disputed Adjustment is 120% or less than the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party in the event the Interested Party is not entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (ii).

                  (iii) If the modification of an Interested Party's share of a Disputed Adjustment under this Section 3.5 is not prohibited pursuant to paragraph (ii) above, then the Independent Third Party shall determine what is the fair and appropriate outcome (hereinafter referred to as the "Ultimate Determination") to the Interested Party with respect to such Disputed Adjustment in the context of the entire Tax Contest as it relates to the Interested Party. In making this determination, the Independent Third Party shall consider the Disputed Adjustment as if it were raised in an independent audit of the

Interested Party by the appropriate Taxing Authority and the Independent Third Party shall take into account and give appropriate weight in its sole discretion to the following exclusive criteria: (A) the strength of the legal and factual support for other potential, non-frivolous Adjustments with respect to matters that were actually raised and contested by the applicable Taxing Authority in the Tax Contest for which the Interested Party could have been liable under this Agreement but which were eliminated or reduced as a result of the Controlling Party agreeing to the Disputed Adjustment as reflected in the Final Determination of the Tax Contest; (B) the effect of the actual outcome reached with respect to the Disputed Adjustment on other Taxable periods and on other positions taken or proposed to be taken in Returns filed or proposed to be filed by the Interested Party; (C) the realistic possibility of avoiding examination of potential, non-frivolous issues for which the Interested Party could be liable under this Agreement and that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest but which had not been raised and contested by the applicable Taxing Authority in the Tax Contest; and (D) the benefits to the Interested Party in reaching a Final Determination, and the strategy and rationale with respect to the Interested Party's Disputed Adjustment that the Controlling Party had for agreeing to such Disputed Adjustment in reaching the Final Determination, in each case that were contemporaneously identified in writings by the party or parties during the course of the Tax Contest.

                  (iv) The Interested Party shall only be entitled to modification of its share of a Disputed Adjustment under this Section 3.5 if, as the case may be, either (A) the amount that would be paid by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is less than 80% of the amount that would be paid by the Interested Party with respect to such Disputed Adjustment under the actual outcome reached with respect to such Disputed Adjustment; or (B) the amount that would be received by the Interested Party under the Ultimate Determination with respect to such Disputed Adjustment is more than 120% of the amount that the Interested Party would receive with respect to such Disputed Adjustment under the actual outcome reached with respected to such Disputed Adjustment. If an Interested Party is entitled to modification of its share of any Disputed Adjustment under the preceding sentence, the amount the Interested Party is entitled to receive, or is required to pay, as the case may be, with respect to such Disputed Adjustment shall be equal to the amount of the Ultimate Determination of such Disputed Adjustment. The Independent Third Party will provide notice to the Controlling Party and the Interested Party stating whether the Interested Party is entitled to modification of its share of the Disputed Adjustment pursuant to this paragraph (iv) and, if the Interested Party is entitled to such modification, the amount as determined in the preceding sentence that the Interested Party is entitled to receive from, or required to pay to, the Controlling Party with respect to such Disputed Adjustment.

                  (c) Any determination made or notice given by an Independent Third Party pursuant to this Section 3.5 shall be (i) in writing; (ii) made within sixty (60) days following the selection of the Independent Third Party as set forth in Section 3.5(a) of this Agreement unless such period is otherwise extended by the mutual consent of the parties; and (iii) final and binding upon the parties. The costs of any Independent Third Party retained pursuant to this
Section 3.5 shall be shared equally by the parties. The Controlling Party and the Interested Party shall provide the Independent Third Party jointly selected pursuant to Section 3.5(a) hereof with such information or documentation as may be appropriate or necessary in order for such Independent Third Party to make the determination requested of it. Upon issuance of an Independent Third Party's notice under Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof, the Controlling Party or the Interested Party, as the case may be, shall pay as specified in
Article IV of this Agreement, the amount, if any, of the Disputed Adjustment to the appropriate party.

                                   ARTICLE IV
                              PROCEDURE AND PAYMENT

                  4.1. PROCEDURE. (a) If an Interested Party has any liability and/or obligation to make, or the right to receive, any indemnity payment, reimbursement or other payment with respect to an Adjustment under this Agreement for which it does not have a right to a determination by an Interested Third Party under Section 3.5 hereof, then the amount of such Adjustment shall be immediately due and payable upon receipt by the Interested Party of a notice of Final Determination of a Tax Contest as required and specified in Section 3.4(a) hereof.

                  (b) If after (i) notice of a Final Determination of a Tax Contest as required and specified in Section 3.4(a) hereof has been given by a Controlling Party to an Interested Party; and (ii) the Interested Party receiving such notice has either:

                  (A) failed to provide the Interested Party Notice specified in
Section 3.4(b) hereof within the ninety (90) day period set forth in Section 3.4(b);

                  (B) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) agreeing to all Adjustments (and the Interested Party's share of all such Adjustments) and waiving the right to an Independent Third Party determination pursuant to Section 3.5 hereof with respect to all such Adjustments (and the Interested Party's share of such Adjustments);

                  (C) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) agreeing with some, but not all, Adjustments (and the Interested Party's share of such agreed Adjustments) and waiving the right to an Independent Third Party Determination pursuant to
Section 3.5 hereof with respect to all such agreed Adjustments (and the Interested Party's share of such Adjustments); or

                  (D) provided the Interested Party Notice specified in Section 3.4(b) hereof within the ninety (90) day period specified in Section 3.4(b) specifically enumerating the Disputed Adjustments to which it does not agree and for which the notice specified in either Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof relating to any such Disputed Adjustment has been given by an independent Third Party;

then the amount of any Adjustment agreed to or deemed to be agreed to by the Interested Party, or for which an Independent Third Party notice has been given pursuant to either Section 3.5(b)(ii) or Section 3.5(b)(iv) hereof, as set forth in each of clause (A), (B, (C) or (D) above, shall be immediately due and payable.

                  (c) Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Adjustment that has become immediately due and payable under this Section 4.1 (the "Indemnified Party") shall notify in writing the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement except to the extent that the Indemnifying Party was prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. The Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within thirty (30) days of the receipt of the written notice specified in the preceding sentence.

                  4.2. PAYMENT. Any indemnity payment, reimbursement or other payment required to be made pursuant to this Agreement by an Indemnifying Party to an Indemnified Party shall be made, at the option of the Indemnifying Party, by (a) certified check payable to the order of the Indemnified Party; or (b) wire transfer of immediately available funds to such bank and/or other account of the Indemnified Party as from time to time the Indemnified Party shall have directed the Indemnifying Party, in writing.

                  4.3. INTEREST. Any indemnity payment, reimbursement or other payment required to be made by an Interested Party pursuant to this Agreement shall bear interest at the Prime Rate plus 2%, per annum, from the date such Interested Party receives the notice of Final Determination made with respect to a Tax Contest as provided in Section 3.4(a) hereof. Any indemnity payment, reimbursement or other payment required to be made by a Controlling Party to an Interested Party pursuant to this Agreement shall bear interest at the Prime Rate plus 2%, per annum, from a date thirty (30) days after the date of a Final Determination made with respect to a Tax Contest.

                                    ARTICLE V
                                OTHER TAX MATTERS

                  5.1. TAX POLICIES AND PROCEDURES DURING CONSOLIDATION. It is understood and agreed that during Consolidation:

                  (a) Members of the Lucent Group and members of the NCR Group, respectively, shall each adopt and follow the Tax policies and procedures that have been established by AT&T and communicated to Lucent and NCR unless, AT&T shall otherwise consent, as provided herein. In the event that a member of the Lucent Group and/or the NCR Group desires to adopt and follow a Tax policy or procedure that is different from that established by AT&T, Lucent and/or NCR, as the case may be, shall, in writing, (i) request AT&T's consent to do so; and
(ii) provide AT&T with the reasons for the request to adopt and follow such different Tax policy or procedure. If AT&T determines in its good faith judgment that it would be reasonable and appropriate from the perspective of the AT&T Services Group for such member of the Lucent Group and/or the NCR Group to adopt and follow such different Tax policy or procedure, AT&T shall provide its written consent thereto.

                  (b) AT&T shall provide to Lucent and NCR timely written notice of any material proposed change in established Tax policies or procedures.

                  (c) AT&T shall establish all Return positions and make all Tax elections relating to a Consolidated Return. Members of the Lucent Group and members of the NCR Group shall take such Consolidated Return positions and make such Tax elections relating to a Consolidated Return as may be taken or made by AT&T, or as reasonably requested by AT&T to be taken or made by any member of the Lucent Group and/or any member of the NCR Group, as the case may be, unless AT&T shall otherwise consent, as provided herein. In the event that Lucent and/or NCR determines that it would be reasonable and appropriate for any member of the Lucent Group or any member of the NCR Group, respectively, to take positions or make elections relating to a Consolidated Return that are different from those taken or made by AT&T (or reasonably requested by AT&T of any member of the Lucent Group or any member of the NCR Group), Lucent and/or NCR, as the case may be, shall, in writing,

(i) request AT&T's consent to do so; and (ii) provide AT&T with the reasons for the request to take such different positions or make such different elections. If AT&T determines in its good faith judgment that it would be reasonable and appropriate from the perspective of the AT&T Services Group for such member of the Lucent Group and/or the NCR Group to take such different positions or make such different elections, AT&T shall provide its written consent thereto.

                  5.2. COOPERATION. Except as otherwise provided in this Agreement, and without limiting the provisions contained in Article VIII of the Separation Agreement which are incorporated herein by reference pursuant to
Section 6.3(a) hereof, each member of the AT&T Services Group, the Lucent Group and/or the NCR Group, as the case may be, shall, at their own expense, cooperate with each other in the filing of, or any Tax Contest relating to, any Return and any other matters relating to Taxes and, in connection therewith, shall (i) maintain appropriate books and records for any and all Taxable periods or any portion of a Taxable period that may be required by AT&T's record retention policies; (ii) provide to each other such information as may be necessary or useful in the filing of, or any Tax Contest relating to, any such Return; (iii) execute and deliver such consents, elections, powers of attorney and other documents that may be required or appropriate for the proper filing of any such Return or in conjunction with any Tax Contest relating to any such Return; and
(iv) make available for responding to inquiries of any other party or any Taxing Authority, appropriate employees and officers of and advisors retained by any member of the AT&T Services Group, the Lucent Group, or the NCR Group, as the case may be.

                  5.3. FILING OF RETURNS. The Person that would be the Controlling Party with respect to any Tax Contest relating to a Return for which any indemnity payment, reimbursement or other payment may be sought under this Agreement shall (a) prepare and file, or cause to be prepared and filed, any such Return within the time prescribed for filing such Return (including all extensions of time for filing); and (b) shall timely pay, or cause to be timely paid, the amount of any Tax shown to be due and owing on any such Return; provided, however, that in the case of Taxes which are Liabilities of Lucent pursuant to Section 2.3(a)(ii) of the Separation Agreement, if AT&T or any other member of the AT&T Group is required pursuant to this Agreement to file such Return and pay the Taxes shown as due thereon, Lucent will pay to AT&T, in advance of the date on which AT&T must pay such Taxes, an amount equal to the amount of such Taxes which are Liabilities of Lucent. Such Person shall bear all costs associated with preparing and filing, or causing to be prepared and filed, any such Return. Except as provided in Section 5.1(c) hereof (relating to Consolidated Returns), such Person shall establish all Return positions and make all Tax elections relating to such Returns.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1. GOVERNING LAW. To the extent not preempted by any applicable foreign or U.S. federal, state, or local Tax law, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

                  6.2. AFFILIATES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party; provided, however, that for purposes of the foregoing, no Person shall be considered an Affiliate of a party if such Person is a member of another party's Group.

                  6.3. INCORPORATION OF SEPARATION AGREEMENT PROVISIONS. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in this Section
6.3 to an "Article" shall mean Articles of the Separation Agreement):

                  (a) Article VIII (relating to Exchange of Information and Confidentiality); and

                  (b) Article XII (relating to Miscellaneous Provisions, except as otherwise specified herein).

                  6.4. NOTICES. Except for any notice or other communication required to be given by a Controlling Party under this Agreement, AT&T, Lucent and NCR (or any other Person delegated in writing by each of the foregoing) shall serve as the single point of contact to receive or give any notice or other communication required or permitted to be given to any member of each of their respective Groups under this Agreement. Unless specifically provided otherwise in this Agreement, all notices or other communications under this Agreement shall be in writing and shall deemed to be duly given when (a) delivered in person; or (b) sent by facsimile; or (c) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested; or (d) deposited in private express mail, postage prepaid, addressed as follows:

         If to any member of the AT&T Services Group, to:

                  AT&T Corp.
                                      -24-

                  412 Mt. Kemble Avenue
                  Morristown, New Jersey  07960
                  Attn:  Vice President - Taxes and Tax Counsel
                  Facsimile:  (201) 644-6823

         If to any member of the Lucent Group, to:

                  Lucent Technologies Inc.
                  600 Mountain Avenue
                  Murray Hill, New Jersey  07974
                  Attn:  Vice President - Taxes and Tax Counsel
                  Facsimile:

         If to any member of the NCR Group, to:

                  NCR Corporation
                  1700 S. Patterson Blvd.
                  Dayton, Ohio  45479
                  Attn:  Assistant Vice President & Director, Corporate Taxes
                  Facsimile:  (513) 445-6935

Any party may, by written notice to the other parties, change the address to which such notices are to be given.

                  6.5. CONFLICTING OR INCONSISTENT PROVISIONS. In the event that any provision or term of this Agreement conflicts or is inconsistent with any provision or term of any other agreement between or among AT&T or any other member of the AT&T Group, Lucent or any other member of the Lucent Group and/or NCR or any other member of the NCR Group, as the case may be, which is in effect on or prior to the date hereof, the provision or term of this Agreement shall control and apply and the provision or term of any other agreement shall, to the extent of such conflict or inconsistency, be inoperative and inapplicable.

                  6.6. DURATION. Notwithstanding anything in this Agreement or the Separation Agreement to the contrary, the provisions of this Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                  6.7. AMENDMENT. Without limiting the provisions contained in
Article XII of the Separation Agreement which are incorporated herein by reference pursuant to Section 6.3(b) hereof:

                  (a) The parties agree that any waiver, amendment, supplement or modification of this Agreement that solely relates to and affects only two of the three parties hereto shall not require the consent of the third party hereto. Without limiting the foregoing, effective immediately on notice to Lucent, without any further action required by any member of the Lucent Group, AT&T may assume any Liability of any member of the NCR Group and all members of the NCR Group shall thereupon automatically be released therefrom.

                  (b) The parties acknowledge that the provisions of this Agreement may not fully reflect all of their respective concerns with respect to state and local Taxes. Consequently, the parties will cooperate in determining whether to amend or supplement this Agreement no later than February 29, 1996. To the extent no such amendment or supplement is executed on or prior to February 29, 1996, the provisions of this Agreement shall remain in full force and effect.

                  6.8. TAX ALLOCATION AGREEMENTS. Lucent hereby assumes and agrees faithfully to perform and fulfill all obligations and other Liabilities of any member of the Lucent Group under the Federal Tax Allocation Agreement and the State and Local Income Tax Allocation Agreement, in accordance with each of their respective terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Tax Sharing Agreement to be executed by their duly authorized representatives.

                                                     AT&T CORP.

                                                     By: /s/
                                                        ---------------------
                                                          Name:
                                                          Title:

                                                     LUCENT TECHNOLOGIES INC.

                                                     By: /s/
                                                        ---------------------
                                                          Name:
                                                          Title:

                                                     NCR CORPORATION

                                                     By: /s/
                                                        ---------------------
                                                          Name:
                                                          Title: